Exhibit 99.2

Slide 1:

MicroVision to Acquire Ibeo Automotive Systems

December 1, 2022

Slide 2:

Safe Harbor Statement

This presentation of MicroVision, Inc. (“MicroVision,” “the Company,” “we,” or “our”), and any accompanying oral presentation, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, among others: anticipated benefits of the Company’s asset acquisition, such as accelerated strategy, forecasted revenue, expanded customer base, larger product offering, and access to increased manufacturing capacity. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect our expectations, assumptions and estimates as of the date of this presentation, and actual results may differ materially from the results predicted. The preparation of forward-looking financial guidance requires us to make estimates and assumptions; actual results may differ materially from these estimates under different assumptions or conditions. Factors that could cause actual results for MicroVision to differ from the results predicted include: failure to complete the acquisition; its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements, including from the impact of COVID-19 (coronavirus); its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; and its ability to maintain its listing on The Nasdaq Stock Market. More information about potential risk factors that could affect our business and financial results is included in MicroVision’s latest annual report on Form 10-K for the year ended December 31, 2021, subsequent quarterly reports on Form 10-Q, and other reports and documents filed by MicroVision from time to time with the U. S. Securities and Exchange Commission (“SEC”).

Except as required by law, we assume no obligation to update any information in this presentation to reflect events or circumstances in the future, even if new information becomes available.

MicroVision has rights to various trademarks, service marks and trade names used in connection with the operation of our business. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended, and does not imply, a relationship with MicroVision, or an endorsement or sponsorship by or of MicroVision. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that MicroVision will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor in these trademarks, service marks and trade names.

Slide 3:

Combined company positioned for industry leadership

Synergistic product to meet all OEM aesthetic and performance requirements

Combines MicroVision’s best-in-class MAVIN hardware and Ibeo’s best-in-class perception software, to be integrated into MicroVision’s perception ASIC

MAVIN to become the lowest cost sensor with the smallest profile and highest embedded perception capabilities

Accelerates 2023 revenue through synergies and expanded Total Addressable Market

Combined company revenue $8-$15 million in 2023

Faster revenue growth through expanded product portfolio: Standalone software, lidar hardware (Flash and MEMS based) and combined perception solutions

Expand multi-market revenue into non-automotive customers for industrial, smart infrastructure, robotics applications

Slide 4:

IBEO overview

Key Offerings [images]

Key Partners & Customers [logos]

Slide 5:

Transaction overview

Transaction consideration

Up to € 15 million in an all-cash transaction

Addition of key commercial contracts with marquee automotive OEMs and non-automotive customers

Expand our combined patent portfolio to over 700 patents and other relevant IP

Expected financial impact

Accelerates growth: Combined company forecast to have $8-$15 million revenue in 2023

Financing

Funded with cash on balance sheet to retain upside for MVIS shareholders

MicroVision raised cash post Q3 under its ATM program

Closing

Subject to regulatory clearance in Germany

Closing expected during first half of 2023

Slide 6:

Financial Profile

Revenue Profile

Combined company to have $8-$15 million in 2023 revenue with expected future growth

Provides upside to the $2-$4 billion cumulative revenue guidance through 2030

TAM (Total Addressable Market)

Diversified revenue base to include non-automotive applications

Expected to now add over $10 billion of TAM(1) in addition to the existing automotive applications

Financial Runway

Based on capital raised post Q3 2022, combined company to have financial runway through end of 2024

(1) Based on industry reports and management estimates.

Thank you.